UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 14, 2008

NEXCEN BRANDS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-27707	20-2783217
(Commission File Number)	(IRS Employer Identification No.)

1330 Avenue of the Americas, 34th Floor, New York, NY	10019-5400
(Address of Principal Executive Offices)	(Zip Code)

(212) 277-1100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Principal Executive Officer

On August 15, 2008, Robert W. D’Loren, who was President and Chief Executive Officer of NexCen Brands, Inc. (the “Company”), resigned from his positions as a director, officer and employee of the Company and its subsidiaries, effective that day. The resignation was announced publicly through a press release issued on August 15, 2008. On the same day, the Company and Mr. D’Loren entered into a Separation Agreement, dated August 15, 2008 (the “Separation Agreement”). The description of the Separation Agreement set forth herein is qualified in its entirety by reference to the full text of the Separation Agreement, which is attached hereto as Exhibit 10.1 and which is incorporated herein by reference.

Pursuant to the terms of the Separation Agreement, Mr. D’Loren will receive a lump sum payment of approximately $13,416, reflecting payment of base salary that Mr. D’Loren had agreed to defer since May 2008 (less applicable withholding and payroll taxes) plus payment of certain benefits to which he was entitled under the terms of his employment agreement but that had not been paid to him prior to his departure, plus reimbursement for previously unreimbursed business expenses, less amounts Mr. D’Loren agreed to pay the Company, primarily related to repayment of previously incurred expenses that had been paid or reimbursed by the Company, as well as other amounts that the parties agreed would be paid to the Company in connection with Mr. D’Loren’s departure. As part of Mr. D’Loren’s resignation, the Company agreed to provide Mr. D’Loren with continuation of medical coverage under the Company’s group medical plans for a one-year period (provided that such coverage will cease if Mr. D’Loren becomes eligible for health insurance coverage by another employer). The Company also agreed to reduce the duration of the non-compete and non-solicitation provisions in his employment agreement to six months from 24 months.

Appointment of Principal Executive Officer

On August 15, 2008, the Company’s board of directors appointed Kenneth J. Hall, age 50, to the position of Chief Executive Officer. Since March 25, 2008, Mr. Hall has served as the Company’s Executive Vice President, Chief Financial Officer and Treasurer. For an interim period, Mr. Hall will also retain his duties as the Company’s Chief Financial Officer and Treasurer. The Company’s board of directors is commencing a formal search process to identify and retain a new Chief Financial Officer.

In connection with Mr. Hall’s appointment, the Company and Mr. Hall entered into Amendment No. 1 to that certain Employment Agreement by and between the Company and Mr. Hall dated March 19, 2008 (“Amendment No. 1”). The Company’s board of directors (and the compensation committee of the board) determined that certain amendments were appropriate in light of Mr. Hall’s new position as the Company’s Chief Executive Officer. The description of Amendment No. 1 set forth herein is qualified in its entirety by reference to the full text of Amendment No. 1, which is attached hereto as Exhibit 10.3 and which is incorporated herein by reference.

Other than changing Mr. Hall’s position and duties to reflect his appointment as the Company’s Chief Executive Officer, Amendment No. 1 does not materially amend the terms of his current employment agreement, except as noted below:

•	Mr. Hall’s annual base salary was increased from $400,000 to $500,000, retroactive to June 1, 2008.

•
For each calendar year during the term of the employment agreement, Mr. Hall will be entitled to receive a performance-based bonus, payable in cash, as determined by the Company’s board of directors or its compensation committee pursuant to the Company’s management bonus plan or other applicable laws; provided, that for each calendar quarter during the employment period, retroactive to the calendar quarter that ended June 30, 2008, Mr. Hall will receive a minimum bonus equal to 25% his annual base salary. As a result, Mr. Hall will be entitled to an annual minimum bonus equal to 100% of his base salary (“Annual Minimum Bonus”). Prior to Amendment No. 1, Mr. Hall was not entitled to any guaranteed minimum bonus.

•
Mr. Hall will be granted additional options to purchase a total of 250,000 shares of the Company’s common stock, under the terms of the Company’s 2006 Long Term Equity Incentive Plan and a customary grant agreement. The options will have a 10-year term and an exercise price equal to the fair market value of the Company’s common stock on the grant date, which is expected to be August 20, 2008 (the third trading day after the announcement of Mr. Hall’s appointment as Chief Executive Officer) or as soon thereafter as is legally permissible. Half of the options will be vested and exercisable on the date of grant, and the balance will vest and become exercisable on February 1, 2009 contingent upon Mr. Hall’s continued employment with the Company as of such date.

•
If (i) the Company terminates Mr. Hall’s employment without “Cause” (as defined in his employment agreement) or does not renew the employment agreement at the end of any term or (ii) Mr. Hall terminates his employment for “Good Reason” (as defined in his employment agreement), he will be entitled to receive a severance package consisting of (1) any earned but unpaid base salary through the date of termination and any declared but unpaid annual bonus (including the prorated portion of the quarterly bonus applicable to such calendar quarter during which such termination occurs) or other entitlement’s then due and owing to Mr. Hall and (2) an amount equal to the greater of (a) his base salary (at the rate then in effect on the date of termination) for the remainder of the initial three-year term or (b) two times the sum of (x) Mr. Hall’s base salary (at the rate then in effect on the date of termination) and (y) Mr. Hall’s Annual Minimum Bonus; provided, that such amount is capped at $1.4 million if Mr. Hall’s employment is terminated prior to January 31, 2009. Prior to Amendment No. 1, Mr. Hall’s severance payment was calculated based on an amount equal to his base salary for the greater of the remainder of the initial three-year term or eighteen months. Additionally, the severance payment did not include any multiple of a guaranteed annual minimum bonus.

•
If Mr. Hall’s employment is terminated without “Cause” or if he resigns for “Good Reason” within a year of a “Change of Control” (as defined in the employment agreement), he will be entitled to receive the same severance as described in the preceding paragraph, however, the amount of severance will be equal to $100 less than two times the sum of (i) Mr. Hall’s base salary (at the rate in effect on the date of termination) and (ii) Mr. Hall’s Annual Minimum Bonus. Prior to Amendment No. 1, the bonus component of Mr. Hall’s severance payment was calculated based on the annual bonus paid to Mr. Hall in the year prior to such Change of Control, if any.

The terms and conditions of Mr. Hall’s original employment agreement were disclosed in a Current Report on Form 8-K filed on March 27, 2008. The Company intended to file Mr. Hall’s original employment agreement as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008. Because the Company did not file such report (as publicly announced previously), the Company has attached Mr. Hall’s original employment agreement hereto as Exhibit 10.2. Except as modified by Amendment No. 1, the original employment agreement remains in full force and effect.

Prior to joining the Company, Mr. Hall served as the Chief Financial Officer and Treasurer of Seevast Corp, a leading online-media holding company comprised of content and online advertising businesses, including Pulse 360, Kanoodle and Moniker, from April 2005 to February 2008. From December 2003 to March 2005, Mr. Hall worked as an independent consultant advising companies on strategic and financial matters. From July 2001 to November 2003, he served as Executive Vice President, Chief Financial Officer and Treasurer of Mercator Software, Inc. Mr. Hall holds a B.S. in Finance from Lehigh University and a M.B.A. from Golden Gate University.

Resignation of Named Executive Officer

On August 14, 2008, James Haran, Executive Vice President, M&A and Operations of the Company, submitted to the Company written notice of his resignation as an officer and employee of the Company and its subsidiaries, effective August 14, 2008. In connection with Mr. Haran’s resignation, the Company and Mr. Haran entered into a Separation and General Release Agreement, dated August 14, 2008 (the “Haran Separation Agreement”). The description of the Haran Separation Agreement set forth herein is qualified in its entirety by reference to the full text of the Haran Separation Agreement, which is attached hereto as Exhibit 10.4 and which is incorporated herein by reference.

Pursuant to the terms of the Haran Separation Agreement, Mr. Haran will receive a lump sum payment of approximately $72,676, reflecting payment of base salary that Mr. Haran had agreed to defer since May 2008 (less applicable withholding and payroll taxes) and reimbursement for previously unreimbursed business expenses. Additionally, Mr. Haran will receive a cash severance payment of approximately $281,250, prior to deductions for taxes and other withholdings, which will be paid in substantially equal semi-monthly installments over a period of nine months. As part of Mr. Haran’s resignation, Mr. Haran provided a general release to the Company, and the Company agreed to provide Mr. Haran with continuation of medical coverage under the Company’s group medical plans until the earlier of August 31, 2009 or the date Mr. Haran is provided with health insurance coverage by a successor employer. The Company also agreed to reduce the duration of the non-compete and non-solicitation provisions in Mr. Haran’s employment agreement to six months from 24 months.

Resignation of Board Member and Reduction of Board Size

As discussed above, on August 15, 2008, Mr. D’Loren resigned his position as a director of the Company, effective that day. In connection with Mr. D’Loren’s resignation, the board of directors by resolution reduced the size of the board from nine members to eight.

Item 8.01 Other Events

Special Investigation

As previously announced, independent counsel was retained by the audit committee of the Company’s board of directors to review the events and circumstances surrounding the Company’s public disclosures concerning the January 2008 amendment to the Company’s bank credit facility with BTMU Capital Corporation in connection with the acquisition of the Great American Cookies business. That review has been completed, and independent counsel reported its findings to the Company’s audit committee and then to the other non-management directors in late July.

Key conclusions of the independent counsel were as follows:

•
Certain members of the Company’s senior management (i) failed to advise the board of directors of material changes in the terms of the financing of the Great American Cookies acquisition after the board had approved terms previously presented to it and (ii) made serious errors with respect to public disclosures regarding the terms of the financing and their impact on the Company’s financial condition that were contained in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 29, 2008 and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, as originally filed with the Securities and Exchange Commission on March 21, 2008.

•
Independent counsel did not find evidence that led it to conclude that there was an intentional effort to keep information concerning the terms of the financing from the board, the auditors or the public.

The Company’s board of directors has discussed these findings and conclusions at length and has addressed them with both current and former senior officers of the Company. The board of directors has concluded that the changes that have occurred in the composition of the Company’s senior management, as well as changes that have been made to certain responsibilities within the Company’s financial staff, at least as an initial matter, address the matters identified by the independent counsel and are consistent with the findings and conclusions of the independent investigation. The audit committee also has directed the Company’s senior management to carry out a complete review and assessment of the Company’s disclosure controls and procedures and its internal control over financial reporting and to report to the audit committee on specific changes that should be made to remediate deficiencies, in light of the conclusions of the independent investigation and the material weaknesses previously identified in its Annual Report on Form 10-K for the year ended December 31, 2007.

The Company voluntarily notified the Securities and Exchange Commission (“SEC”) Division of Enforcement on May 19, 2008 that it would be filing a Current Report on Form 8-K correcting past disclosures related to the Great American Cookie financing completed in January 2008. The Company filed the Current Report on May 19, 2008. Subsequent to that notice, the SEC commenced an informal investigation. The Company continues to fully cooperate with the SEC’s Division of Enforcement.

Business Expense Review

The Company is in the process of completing a review of business expense reimbursements since 2006. As part of this review, the Company will evaluate whether any changes will be required to past disclosures regarding executive compensation. If any changes are required, they will be reflected in the anticipated amendment to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Press Release

A copy of the press release announcing Mr. D’Loren’s resignation and Mr. Hall’s appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1 Separation Agreement by and between the Company and Robert W. D’Loren, dated August 15, 2008.

10.2 Employment Agreement, by and between the Company and Kenneth J. Hall, dated March 19, 2008.

10.3 Amendment No. 1 to Employment Agreement, by and between the Company and Kenneth J. Hall, dated August 15, 2008.

10.4 Separation and General Release Agreement, by and between the Company and James Haran, dated August 14, 2008.

99.1 Press release, dated August 15, 2008.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on August 18, 2008.

NEXCEN BRANDS, INC.

By:	/s/ Sue J. Nam
Sue J. Nam
Its:	General Counsel